SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2018 (December 19, 2017)

CALMARE THERAPEUTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1376 Kings Highway
Fairfield, CT 06824
(Address of principal executive offices)
203-368-6044
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On December 19, 2017, the Registrant issued a press release titled “Calmare Therapeutics Cautions Shareholder.”

That press release was not intended to be soliciting material, but only to inform shareholders that the Registrant would be filing its own soliciting materials with the Securities And Exchange Commission and to request that shareholders refrain from taking any action until they receive the Registrant’s materials in opposition to those previously filed by others.

A copy of the press release is included as an exhibit to, and incorporated in, this Form 8-K.

Although it is the Registrant's position that the press release does not constitute soliciting material, this Form 8-K is being filed as a cautionary measure to the extent that the press release may be considered to be soliciting material.

Participants in Solicitation

THE COMPANY AND ITS DIRECTORS AND EXECUTIVE OFFICERS ARE DEEMED TO BE PARTICIPANTS IN THE CONSENT REVOCATION SOLICITATION. THESE PARTICIPANTS ARE IDENTIFIED IN THE COMPANY'S PRELIMINARY CONSENT REVOCATION STATEMENT THAT THE COMPANY FILED WITH THE SEC ON JANUARY 2, 2018. INFORMATION REGARDING THE INTERESTS OF PARTICIPANTS OF THE COMPANY IN THE SOLICITATION OF CONSENT REVOCATIONS AND OTHER RELEVANT MATERIAL WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. SOME OF THIS INFORMATION HAS BEEN INCLUDED IN THE PRELIMINARY CONSENT REVOCATION MATERIALS THAT THE COMPANY FILED WITH THE SEC.

Additional Information

SHAREHOLDERS ARE ENCOURAGED TO READ THE COMPANY'S CONSENT REVOCATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE. THEY WILL CONTAIN IMPORTANT INFORMATION.

INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN THE DOCUMENTS FREE OF CHARGE AT THE SEC'S WEBSITE, WWW.SEC.GOV, FROM CALMARE THERAPEUTICS INCORPORATED AT ITS WEBSITE, WWW.CALMARETHERAPEUTICS.COM OR BY WRITING TO CALMARE THERAPEUTICS INCORPORATED, 1375 KINGS HWY. STE 400, FAIRFIELD, CT 06824-5380 ATTENTION: INVESTOR RELATIONS.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release entitled "Calmare Therapeutics Cautions Shareholder" dated December 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 5, 2018	Calmare Therapeutics Incorporated

By:	/s/ Conrad Mir
Conrad Mir
Chief Executive Officer

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